                                                                EXHIBIT h(14)(i)

                      AMENDMENT TO PARTICIPATION AGREEMENT

         THIS AGREEMENT is made by and among ING Insurance Company of America (the "Company"), a life insurance company organized under the laws of the State of Florida, ING Variable Products Trust (the "Trust"), an open-end management investment company and business trust organized under the laws of the Common Wealth of Massachusetts, and ING Funds Distributor, Inc. (the "Distributor"), a corporation organized under the laws of the State of Delaware, (collectively, the "Parties").

         WHEREAS, the Parties executed a Participation Agreement dated May 1, 2001 (the "Participation Agreement"), between Aetna Insurance Company of America, Pilgrim Variable Products Trust, and ING Pilgrim Securities, Inc.

         WHEREAS, effective on March 1, 2002, Aetna Insurance Company of America, Pilgrim Variable Products Trust, and ING Pilgrim Securities, Inc., have amended their corporate entity names to ING Insurance Company of America, ING Variable Products Trust, and ING Funds Distributor, Inc., respectively.

         WHEREAS, the names of the Contracts and Separate Accounts, as listed on Schedule A of the Participation Agreement, have been amended. Variable Annuity Account I of Aetna Life Insurance Company of America has been changed to Variable Annuity Account I of ING Life Insurance Company of America.

         WHEREAS, the name of the "Pilgrim Variable Products Trust" series, as listed on Schedule B of the Participation Agreement, has been amended to "ING Variable Products Trust". As a result, the names of the Authorized Funds have also been amended. Pilgrim VP MagnaCap Portfolio has changed to ING VP MagnaCap Portfolio, Pilgrim VP Research Enhanced Index Portfolio has changed to ING VP Research Enhanced Index Portfolio, Pilgrim VP Growth Opportunities Portfolio has change to ING Pilgrim VP Growth Opportunities Portfolio, Pilgrim VP MidCap Opportunities Portfolio has changed to ING VP MidCap Opportunities Portfolio, Pilgrim VP Growth + Value Portfolio has changed to ING VP Growth + Value Portfolio, Pilgrim VP SmallCap Opportunities Portfolio has changed to ING VP SmallCap Opportunities Portfolio, Pilgrim VP International Value Portfolio has changed to ING VP International Value Portfolio, Pilgrim VP High Yield Bond Portfolio has changed to ING VP High Yield Bond Portfolio, Pilgrim VP Worldwide Growth Portfolio has changed to ING VP Worldwide Growth Portfolio, Pilgrim VP International SmallCap Growth Portfolio has been changed to ING VP International SmallCap Growth Portfolio, Pilgrim VP International Portfolio has been changed to ING VP International Portfolio, Pilgrim VP Emerging Countries Portfolio has been changed to ING VP Emerging Countries Portfolio, Pilgrim VP Growth and Income Portfolio has been changed to ING VP Large Company Value Portfolio, Pilgrim VP LargeCap Growth Portfolio has been changed to ING VP LargeCap Growth Portfolio, Pilgrim VP Financial Services Portfolio has been changed to ING VP Financial Services Portfolio, Pilgrim VP Convertible Portfolio has been changed to ING VP Convertible Portfolio.

         NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

         The Participation Agreement is hereby amended to reflect the current corporate entity and series names.

         FURTHER, the Participation Agreement is hereby amended by substituting for the current Schedule A an amended Schedule A in the form attached hereto.

         FURTHER, the Participation Agreement is hereby amended by substituting for the current Schedule B an amended Schedule B in the form attached hereto.

Executed this 30 day of August 2002.

                                    ING INSURANCE COMPANY OF AMERICA
                                    BY ITS AUTHORIZED OFFICER.

                                    /s/ Laurie M. Tillinghast
                                    --------------------------------------------
                                    NAME: Laurie M. Tillinghast
                                    TITLE: Pursuant to a Delegation of Authority
                                           dated 8/12/98

                                    ING VARIABLE PRODUCTS TRUST
                                    BY ITS AUTHORIZED OFFICER,

                                    /s/ Michael J. Roland
                                    --------------------------------------------
                                    NAME: Michael J. Roland
                                    TITLE: Executive VP

                                    ING FUNDS DISTRIBUTOR, INC.
                                    BY ITS AUTHORIZED OFFICER,

                                    /s/ Michael J. Roland
                                    --------------------------------------------
                                    NAME: Michael J. Roland
                                    TITLE: Executive VP

                                   Schedule A

                        Contracts and Separate Accounts

Accounts:

Variable Annuity Account I of ING Insurance Company of America

Contracts:

Florida Education Market Variable Annuity Contract

                                   Schedule B

                           ING VARIABLE PRODUCTS TRUST

Authorized Funds

         ING VP MagnaCap Portfolio
         ING VP Research Enhanced Index Portfolio
         ING VP Growth Opportunities Portfolio
         ING VP MidCap Opportunities Portfolio
         ING VP Growth + Value Portfolio
         ING VP SmallCap Opportunities Portfolio
         ING VP International Value Portfolio
         ING VP High Yield Bond Portfolio
         ING VP Worldwide Growth Portfolio
         ING VP LargeCap Growth Portfolio
         ING VP Financial Services Portfolio
         ING VP Convertible Portfolio